NPC International, Inc.
                                     Exhibit 23


                           Consent of Independent Auditors

               We consent to the incorporation by reference in this Annual Report (Form 10-K) of NPC International, Inc. of our report dated April 30, 1996, included in the 1996 Annual Report to Stockholders of NPC International, Inc.

               We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-2233 and Form S-8 No. 33-37354) pertaining to the NPC International, Inc. 1984 Non-Qualified Stock Option Plan, As Amended, and the Registration Statement (Form S-8 No. 33-56399) pertaining to the NPC International, Inc. 1994 Non-Qualified Stock Option Plan of our report dated April 30, 1996, with respect to the consolidated financial statements, incorporated herein by reference in the Annual Report (Form 10-K) of NPC International, Inc.




                                                     ERNST & YOUNG LLP

               Kansas City, Missouri
               June 3, 1996